AMENDED AND RESTATED COLLATERAL AGREEMENT

THIS AMENDED AND RESTATED COLLATERAL AGREEMENT (this “Amended Collateral Agreement”), dated as of March , 2013, by and among XZERES Corp., a Nevada corporation (the “Borrower”), XZERES Energy Services Corp., a Nevada corporation, XZERES Wind Europe Limited., a corporation organized under the laws of the Republic of Ireland, and any and all Additional Grantors who may become party to this Amended Collateral Agreement (the Borrower, such other named entities, and such Additional Grantors are hereinafter referred to each as a “Grantor” and collectively as the “Grantors”), and Hanover Holdings I, LLC (the “Secured Party”) as Lender under the Revolving Credit Agreement dated as of August 1, 2012 (as same may be amended, modified, supplemented and/or restated from time to time, the “Loan Agreement”) by and between the Borrower and the Secured Party.

STATEMENT OF PURPOSE

Pursuant to the Loan Agreement, the Secured Party made Loans to the Borrower in the aggregate principal amount of $1,500,000, upon the terms and subject to the conditions set forth therein.

The Borrower acknowledges and agrees that it is in default under the Loan Agreement and the other Loan Documents; it has received due notice of such events of defaults; such events of default remain uncured after all the applicable cure periods have run; it has not defenses to same; and the Secured Party is entitled to acceleration of all sums due under the Loan Documents and all such sums are immediately due and payable without any claim, defense, or setoff.

The Secured Party, without waiving any rights under any of the Loan Documents or under Applicable Law or in equity, has demanded that the Borrower and each Grantor provide additional collateral for their obligations under the Loan Agreement and the other Loan Documents, and Borrower, and each Grantor so agrees upon the terms and subject to the conditions as hereinafter provided in this Amended Agreement.

It is a condition precedent to the Secured Party agreeing to forbear the immediate exercise of its rights and remedies under the Loan Agreement and the other Loan Documents that the Grantors shall have executed and delivered this Amended Collateral Agreement to the Secured Party. Upon the execution and delivery of this Amended Collateral Agreement, that certain original collateral agreement dated as of August 1, 2012 (the “Original Collateral Agreement”) among the parties hereto, is hereby terminated, void, and of no further force or effect except as to those provisions setting forth the priority of the security interests and liens described therein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, and to induce the Secured Party to enter into the Loan Agreement and make the Loans to the Borrower thereunder, each Grantor hereby agrees with the Secured Party, as follows:

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Article I
DEFINED TERMS

Section 1.1.          Terms Defined in the Uniform Commercial Code.

(a)                The following terms when used in this Amended Collateral Agreement shall have the meanings assigned to them in the UCC (as defined in Section 1.2 below) as in effect from time to time: “Account”, “Account Debtor”, “Authenticate”, , “Chattel Paper”;, “Deposit Account”, “Documents”, “Electronic Chattel Paper”, “Equipment”, “Fixture”, “General Intangible”, “Instrument”, “Inventory”, “, “Proceeds”, “Record”, “Registered Organization”, and “Tangible Chattel Paper”.

(b)               Terms defined in the UCC and not otherwise defined herein or in the Loan Agreement shall have the meaning assigned in the UCC as in effect from time to time.

Section 1.2.          Definitions. The following terms when used in this Amended Collateral Agreement shall have the meanings assigned to them below:

“Additional Grantor” means each Subsidiary of the Borrower which hereafter becomes a Grantor pursuant to Section 7.15 hereof and Section 5.11 of the Loan Agreement.

“Agreement” means this Collateral Agreement, as amended, modified, supplemented and/or restated from time to time.

“Applicable Insolvency Laws” means all Applicable Laws governing bankruptcy, reorganization, arrangement, adjustment of debts, relief of debtors, dissolution, insolvency, fraudulent transfers or conveyances or other similar laws (including, without limitation, 11 U.S.C. Sections 547, 548 and 550 and other “avoidance” provisions of Title 11 of the United States Code, as amended or supplemented).

“Collateral” has the meaning assigned thereto in Section 2.1.

“Control” means the manner in which “control” is achieved under the UCC with respect to any Collateral for which the UCC specifies a method of achieving “control”.

“Effective Endorsement and Assignment” means, with respect to any specific type of Collateral, all such endorsements, assignments and other instruments of transfer reasonably requested by the Secured Party with respect to the Security Interest granted in such Collateral, and in each case, in form and substance satisfactory to the Secured Party.

“Excess Collateral” has the meaning assigned thereto in Section 4.6(c).

“Grantors” has the meaning set forth in the preamble of this Amended Collateral Agreement.

“Loan Agreement” has the meaning assigned thereto in the preamble of this Amended Collateral Agreement.

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“Obligations” means, with respect to the Borrower, the meaning assigned to such term in the Loan Agreement and with respect to all Grantors, all liabilities and obligations of the Grantors hereunder.

“Perfection Certificate” means the perfection certificate dated as of the date hereof, substantially in the form of Exhibit A attached hereto, and otherwise in form and substance satisfactory to the Secured Party, and duly certified by an officer, partner or member, as applicable, of each Grantor.

“Secured Party” has the meaning assigned thereto in the preamble of this Amended Collateral Agreement.

“Security Interests” means the liens and security interests granted pursuant to Article II.

“UCC” means the Uniform Commercial Code as in effect in the State of New York, as amended or modified from time to time.

Section 1.3.          Other Definitional Provisions. Terms defined in the Loan Agreement and not otherwise defined herein shall have the meanings assigned thereto in the Loan Agreement. The words “hereof,” “herein”, “hereto” and “hereunder” and words of similar import when used in this Amended Collateral Agreement shall refer to this Amended Collateral Agreement as a whole and not to any particular provision of this Amended Collateral Agreement, and Section and Schedule references are to this Amended Collateral Agreement unless otherwise specified. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof. The word “including” and words of similar import when used in this Amended Collateral Agreement shall mean “including, without limitation,” unless otherwise specified.

. As a material inducement for Secured Party to enter into this Amended Collateral Agreement and the other amended and restated Loan Documents, each Grantor hereby reaffirms and reconfirms each representation, warranty and covenant contained in the Loan Documents, as each of them may be amended and/or restated from time to time.

Article II
SECURITY INTEREST

Section 2.1.          Grant of Security Interest.

(a) Each Grantor hereby grants, pledges and collaterally assigns to the Secured Party a security interest in all of such Grantor’s right, title and interest in, to, and under any and all purchase orders with VG Energy, Inc. VG Energy, Turbines Direct, Pennine Wind, Good Life Incorporated, Altair LTD., Tom Edwards (Penrhiwfer Farm), Michael Gilhespy, Robert Procter, Peter Varney, PassiM Developments, Louise Laughlin, Glyn Gwilym Farm, Church Farm, Hendre Farm, Richard Couzens, Robert Peggie, Ken Howatson, Weston Farm, John& Nicola Sampson, John Duncan, Sally Kinnear, Martin Sherman, Gurland Farm, Trevilley Farm, Jeffery

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Throup, Trill Farm, Good Life, JJ & CI Powell, Richard Smith, Pen Glog, Ben Bowerman, Grossman Organic Farms, Interior Exterior, Wind Energy Systems, JBS Solar, Spakowski, Ideal Energy, Penn Renewables, Kurt Farchild, SGEI, GW Power Solutions, Independent Power, Wind Turbines of Ohio and any of their respective Affiliates (collectively, the “Purchase Orders”) and the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest, and wherever located or deemed located whether or not pertaining to the Purchase Orders (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations:

(i) all Goods;

(ii) work in progress

(iii) all Inventory;

(iv) all Accounts;

(v) all cash, prepaid expenses, and currency;

(vi) all Chattel Paper

(vii) all Instruments;

(viii) all Documents;

(ix) all Equipment;

(x) all Fixtures;

(xi) all General Intangibles;

(xii) all other tangible or intangible property and assets of any Grantor, not otherwise described above;

(xiii) all books and records pertaining to the Collateral; and

(xiv) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security (as now or hereafter defined in the UCC) given by any Person with respect to any of the foregoing.

(b)               Notwithstanding clause (a) of this Section 2.1, to the extent that, at any time, the grant of a security interest in any contract rights would, notwithstanding Sections 9-407 and 9-408 of the UCC or other applicable law, cause a breach of the subject Contract permitting the conterparty thereto to terminate such Contract under applicable law, such contract rights shall not at such time be part of the Collateral (but the proceeds thereof and any supporting obligations therefor shall be part of the Collateral). Each Grantor shall use all commercially reasonable

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efforts to obtain any necessary consents or waivers required in order for such Grantor to grant the Security Interests in any affected Contract.

Section 2.2.          Grantors Remain Liable. Anything herein to the contrary notwithstanding: (a) each Grantor shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Amended Agreement had not been executed, (b) the exercise by Secured Party of any of the rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral, (c) the Secured Party shall have no obligation or liability under the contracts and agreements included in the Collateral by reason of this Amended Collateral Agreement, nor shall the Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder, and (d) the Secured Party shall have no liability in contract or tort for any Grantor's acts or omissions.

Each Grantor shall and hereby does unconditionally guarantee Borrower’s due performance of Borrower’s under the Loan Documents. Such guarantee is a guarantee of payment and not of collection. For the avoidance of doubt, such Grantor is acting in the capacity as a surety with respect to Borrower’s obligations under the Loan Documents.

Article III
REPRESENTATIONS AND WARRANTIES

To induce the Secured Party to enter into the Loan Agreement and to make the Loans to the Borrower thereunder and not to exercise its remedies thereunder and hereunder, each Grantor hereby represents and warrants to the Secured Party that:

Section 3.1.          Existence. Each Grantor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, has the requisite power and authority to own, lease and operate its properties and to carry on its business as now being and hereafter proposed to be conducted and is duly qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification and authorization other than in any such jurisdiction where failure to so qualify would not reasonably be expected to have a Material Adverse Effect.

Section 3.2.          Authorization of Agreement; No Conflict. Each Grantor has the right, power and authority and has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of, this Amended Collateral Agreement. This Amended Collateral Agreement has been duly executed and delivered by the duly authorized officers of each Grantor, and this Amended Collateral Agreement constitutes the legal, valid and binding obligation of the Grantors, enforceable against the Grantors in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal debtor relief laws from time to time in effect which affect the enforcement of creditors’ rights in general, and general limitations on the availability of equitable remedies. The execution, delivery and performance by the Grantors of this Amended Collateral Agreement will not, by the passage of time, the giving of notice or otherwise, violate any material provision of any Applicable Law or any Contract material to the business of any Grantor and will not result in the creation or imposition of any Lien, other than the Security Interests, upon or with respect to any property or revenues of any Grantor.

Section 3.3.          Consents. No approval, consent, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against any Grantor or any Subsidiary of this Amended Collateral Agreement, except filings under the UCC.

Section 3.4.          Perfected First Priority Liens. The Security Interests granted pursuant to this Amended Collateral Agreement (a) constitute valid security interests in all of the Collateral in favor of the Secured Party (subject to the intercreditor agreement with Renewable Power Resources, LLC), as collateral security for the Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase any Collateral from such Grantor, and (b) are prior to all other Liens on the Collateral in existence on the date hereof except to the extent of any priority accorded under Applicable Law to any Permitted Liens. Upon the filing and acceptance of financing statements in the jurisdiction of formation of the respective Grantors reflected in the Perfection Certificate the Security Interests will be perfected first priority security interests in all Collateral in which a security interest can be perfected by means of filing; and upon delivery to the Secured Party of the certificates representing the Collateral consisting of Certificated Securities, the Security Interests will be perfected first priority security interests in such Collateral.

Section 3.5.          Title; No Other Liens. Except for the Security Interests, each Grantor owns each item of the Collateral free and clear of any and all Liens or claims other than Permitted Liens. No financing statement under the UCC of any state which names a Grantor as debtor or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Secured Party pursuant to this Amended Collateral Agreement or in connection with Permitted Liens. No Collateral is in the possession or Control of any Person asserting any claim thereto or security interest therein, except that a bailee, consignee or other Person may have possession of Collateral as contemplated by, and so long as, the applicable Grantors have complied to the satisfaction of the Secured Party with the applicable provisions of Section 4.

Section 3.6.          State of Organization; Location of Inventory, Equipment and Fixtures; Other Information.

(a)                The exact legal name of each Grantor is as set forth in the Perfection Certificate.

(b)               Each Grantor is a Registered Organization organized under the laws of the jurisdiction identified for such Grantor in the Perfection Certificate. The taxpayer identification number and Registered Organization number (if any) of each Grantor is as set forth for such Grantor in the Perfection Certificate.

(c)                The mailing address, chief place of business, chief executive office and office where each Grantor keeps its books and records relating to the Accounts, Documents, and

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General Intangibles in which it has any interest is located at the locations specified for such Grantor in the Perfection Certificate. No Grantor has any other places of business. No Grantor does business or has done business during the past five years under any trade name or fictitious business name except as disclosed for such Grantor in the Perfection Certificate. Except as disclosed in the Perfection Certificate, no Grantor has acquired assets from any Person, other than assets acquired in the ordinary course of such Grantor's business, during the past five years.

Section 3.7.          Accounts. Each existing Account constitutes, and each hereafter arising Account will constitute, the legally valid and binding obligation of the applicable Account Debtor. The amount represented by each Grantor to the Secured Party as owing by each Account Debtor is, or will be, the correct amount actually and unconditionally owing, except for normal cash discounts and allowances in the ordinary course of business where applicable. No Account Debtor has any defense, set-off, claim or counterclaim against any Grantor that can be asserted against the Secured Party, whether in any proceeding to enforce Secured Party’s rights in the Collateral or otherwise, except defenses, set-offs, claims or counterclaims that are not, in the aggregate, material to the value of the Accounts. None of the Accounts is, nor will any hereafter arising Account be, evidenced by a promissory note or other Instrument, other than a check, that has not been pledged and delivered to the Secured Party in accordance with the terms hereof.

Section 3.8.          Chattel Paper. As of the date hereof, to the Grantors’ Knowledge, no Grantor holds any Chattel Paper.

Article IV
COVENANTS

Until the Obligations shall have been indefeasibly paid in full and the Revolving Credit Commitment has been terminated, unless express written consent has been obtained from the Lender, the Grantors covenant and agree that:

Section 4.1.          Maintenance of Perfected Security Interest; Further Information.

(a)                Each Grantor shall maintain the Security Interest created by this Amended Collateral Agreement as a perfected Security Interests having at least the priority described in Section 3.4 and shall defend such Security Interest against the claims and demands of all Persons whomsoever.

(b)               Each Grantor will furnish to the Secured Party from time to time statements and schedules further identifying and describing the assets and property of such Grantor and such other reports in connection therewith as the Secured Party may reasonably request, all in reasonable detail.

Section 4.2.          Maintenance of Insurance.

(a)                Each Grantor will maintain, with financially sound and reputable companies, insurance policies (i) insuring the Collateral against loss by fire, explosion, theft, fraud and such other casualties, including business interruption, as may be reasonably satisfactory to the Secured

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Party in amounts and with deductibles at least as favorable as those generally maintained by businesses of similar size engaged in similar activities, and (ii) insuring such Grantor and the Secured Party against liability for hazards, risks and liability to persons and property relating to the Collateral (including, without limitation, products liability coverage), in amounts and with deductibles at least as favorable as those generally maintained by businesses of similar size engaged in similar activities, such policies to be in such form and having such coverage as may be reasonably satisfactory to the Lender.

(b)               All such insurance (other than workers’ compensation) shall (i) name the Secured Party as loss payee (to the extent covering risk of loss or damage to tangible property) and as an additional insured as its interests may appear (to the extent covering any other risk), (ii) provide that no cancellation shall be effective until at least thirty (30) days after receipt by the Secured Party of written notice thereof, and (iii) be reasonably satisfactory in all other respects to the Secured Party.

(c)                Upon the request of the Secured Party, each Grantor shall deliver to the Secured Party periodic information from a reputable insurance broker with respect to the insurance referred to in this Section 4.2.

Section 4.3.          Changes in Locations; Changes in Name or Structure. No Grantor will, except upon fifteen (15) days’ prior written notice to the Secured Party and delivery to the Secured Party of (a) all additional financing statements (executed if necessary for any particular filing jurisdiction) and other instruments and documents reasonably requested by the Secured Party to maintain the validity, perfection and priority of the Security Interests, and (b) if applicable, a written supplement to the Perfection Certificate:

(i)                 change its organizational form or structure, jurisdiction of organization or the location of its chief executive office from that identified in the Perfection Certificate; or

(ii)               change its name or identity to such an extent that any financing statement filed by the Secured Party in connection with this Amended Collateral Agreement would become misleading.

Section 4.4.          Required Notifications. Each Grantor shall promptly notify the Secured Party, in writing, of: (a) any Lien (other than the Security Interests or Permitted Liens) on any of the Collateral, or (b) the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the Security Interests.

Section 4.5.          Delivery Covenants. Each Grantor will deliver and pledge to the Secured Party all Tangible Chattel Paper owned or held by such Grantor, in each case, together with an Effective Endorsement and Assignment and all supporting obligations, as applicable, unless such delivery and pledge has been waived in writing by the Secured Party.

Section 4.6.          Filing Covenants. Pursuant to Section 9-509 of the UCC and any other Applicable Law, each Grantor authorizes the Secured Party to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of such Grantor in such form and in such offices as the Secured Party determines appropriate to perfect the Security Interests of the Secured Party under this Amended Collateral Agreement. Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of Collateral that describes such property in any other manner as the Secured Party may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the Security Interest in the Collateral granted herein, including, without limitation, describing such property as “all assets” or “all personal property.” Further, a photographic or other reproduction of this Amended Collateral Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction. Each Grantor hereby authorizes, ratifies and confirms all financing statements and other filing or recording documents or instruments filed by Secured Party prior to the date of this Amended Collateral Agreement.

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In addition to the foregoing, each Grantor shall execute and deliver one or more collateral assignments in such form as Secured Party may request.

Section 4.7.          Accounts.

(a)                Other than in the ordinary course of business consistent with its past practice, no Grantor will (i) grant any extension of the time of payment of any Account, (ii) compromise or settle any Account for less than the full amount thereof, (iii) release, wholly or partially, any Account Debtor, (iv) allow any credit or discount whatsoever on any Account, or (v) amend, supplement or modify any Account in any manner that could adversely affect the value thereof.

(b)               Each Grantor will deliver to the Secured Party a copy of each material demand, notice or document received by such Grantor that questions or calls into doubt the validity or enforceability of any material Account.

(c)                The Secured Party shall have the right, upon without prior notice to the Borrower to make test verifications of the Accounts in any manner and through any medium that it reasonably considers advisable, and each Grantor shall furnish all such assistance and information as the Secured Party may reasonably require in connection with such test verifications. At any time and from time to time, upon the Secured Party’s reasonable request and at the expense of the relevant Grantor, such Grantor shall cause independent accountants or other Persons reasonably satisfactory to the Secured Party to furnish to the Secured Party reports showing reconciliations, aging and test verifications of, and trial balances for, the Accounts.

(d)               Upon request of the Secured Party at any time each Grantor shall direct is Account Debtors to remit all payments on Accounts owing to such Grantor from time to time to a lockbox maintained in the name or under the Control of the Secured Party and swept on a regular basis into a Deposit Account at a Controlled Depositary or the Collateral Account.

Section 4.8.          Further Assurances. Upon the request of the Secured Party and at the sole expense of the Grantors, each Grantor will promptly and duly execute and deliver, and have recorded, such further collateral assignments, intercreditor agreements, subordination agreements, pledge agreements, instruments and documents and take such further actions as the Secured Party may reasonably request for the purpose of obtaining or preserving the full benefits of this Amended Collateral Agreement and of the rights and powers herein granted, including, without limitation, (a) the collateral assignment of any Contract or Borrower’s IP and (b) all applications, certificates, instruments, registration statements, and all other documents and papers the Secured Party may reasonably request and as may be required by law in connection with the obtaining of any consent, approval, registration, qualification, or authorization of any Person deemed necessary or appropriate for the effective exercise of any rights under this Amended Collateral Agreement.

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Article V
REMEDIAL PROVISIONS

Section 5.1.          General Remedies. If an Event of Default shall occur and be continuing, the Secured Party may exercise, in addition to all other rights and remedies granted to it in this Amended Collateral Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the UCC or any other Applicable Law. Without limiting the generality of the foregoing, the Secured Party, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required hereunder or by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, presentments, protests, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Secured Party may disclaim any warranties of title, possession and quiet enjoyment. The Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Each Grantor further agrees, at the Secured Party’s request, to assemble the Collateral and make it available to the Secured Party at places which the Secured Party shall reasonably select, whether at such Grantor’s premises or elsewhere. To the extent permitted by Applicable Law, each Grantor waives all claims, damages and demands it may acquire against the Secured Party arising out of the exercise by it of any rights hereunder except to the extent any such claims, damages, or demands result solely from the gross negligence or willful misconduct of the Secured Party. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least ten (10) days before such sale or other disposition.

Except as required by Applicable Law, each Grantor hereby waives any right to any notice or cure period herein provided or otherwise provided under any other Loan Document.

Section 5.2.          Specific Remedies.

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(a)                The Secured Party hereby authorizes each Grantor to collect its Accounts, under the Secured Party’s direction and control; provided that, the Secured Party may curtail or terminate such authority at any time after the occurrence and during the continuance of an Event of Default.

(b)               Upon the occurrence and during the continuance of an Event of Default:

(i)                 the Secured Party may communicate with Account Debtors of any Account subject to a Security Interest and upon the request of the Secured Party, each Grantor shall notify (such notice to be in form and substance satisfactory to the Secured Party) its Account Debtors and parties to the Contracts subject to a Security Interest that such Accounts and the Contracts have been assigned to the Secured Party;

(ii)               each Grantor shall forward to the Secured Party, on the last Business Day of each week (or more frequently if requested by the Secured Party), deposit slips related to all cash, money, checks or any other similar items of payment received by the Grantor during such week, and, if requested by the Secured Party, copies of such checks or any other similar items of payment, together with a statement showing the application of all payments on the Collateral during such week and a collection report with regard thereto, in form and substance satisfactory to the Secured Party.

(iii)             whenever any Grantor shall receive any cash, money, checks or any other similar items of payment relating to any Collateral (including any Proceeds of any Collateral), such Grantor agrees that it will, within one (1) Business Day of such receipt, deposit all such items of payment into an account designated by the Secured Party and until such Grantor shall deposit such cash, money, checks or any other similar items of payment in such account such Grantor shall hold such cash, money, checks or any other similar items of payment in trust for the Secured Party and as property of the Secured Party, separate from the other funds of such Grantor, and the Secured Party shall have the right to transfer or direct the transfer of the balance of each account in a manner determed by the Secured Party. All such Collateral and Proceeds of Collateral received by the Secured Party hereunder shall be held by the Secured Party as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 5.4.

(iv)             the Secured Party shall be entitled to (but shall not be required to): (A) proceed to perform any and all obligations of the applicable Grantor under any Contract and exercise all rights of such Grantor thereunder as fully as such Grantor itself could, (B) do all other acts which the Secured Party may deem necessary or proper to protect its Security Interest granted hereunder, provided such acts are not inconsistent with or in violation of the terms of the Loan Agreement or Applicable Law, and (C) sell, assign or otherwise transfer any Contract constituting Collateral, subject, however, to the prior approval of each other party to such Contract, to the extent required under the Contract.

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Section 5.3.          Application of Proceeds. At such intervals as may be agreed upon by the Borrower and the Secured Party, or, if an Event of Default shall have occurred and be continuing, at any time at the Lender’s election, the Secured Party may apply all or any part of the Collateral or any Proceeds of the Collateral in payment in whole or in part of the Obligations (after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Secured Party hereunder, including, without limitation, reasonable attorneys’ fees and disbursements) in accordance with Section 2.04 of the Loan Agreement. Any balance of such Proceeds remaining after payment in full of the Obligations shall be paid over to the Grantors, or to whomever else may be lawfully entitled to receive the same. Only after (a) the payment by the Secured Party of any other amount required by any provision of law, including, without limitation, Section 9-610 and Section 9-615 of the UCC, and (b) the payment in full of the Obligations, shall the Secured Party account for the surplus, if any, to any Grantor, or to whomever else may be lawfully entitled to receive the same.

Section 5.4.          Waiver, Deficiency. Each Grantor hereby waives, to the extent permitted by Applicable Law, all rights of redemption, appraisement, valuation, stay, extension or moratorium now or hereafter in force under any Applicable Law in order to prevent or delay the enforcement of this Amended Collateral Agreement or the absolute sale of the Collateral or any portion thereof. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by the Secured Party to collect such deficiency.

Article VI
THE SECURED PARTY

Section 6.1.          Secured Party’s Appointment as Attorney-In-Fact.

(a)                Each Grantor hereby irrevocably constitutes and appoints the Secured Party and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Amended Collateral Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Amended Collateral Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Secured Party the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following at any time:

(i)                 in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Account or Contract subject to a Security Interest or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Secured Party for the purpose of collecting any and all such moneys due under any Account or Contract subject to a Security Interest or with respect to any other Collateral whenever payable;

(ii)               pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Amended

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Collateral Agreement and pay all or any part of the premiums therefor and the costs thereof,

(iii)             execute, in connection with any sale provided for in this Amended Collateral Agreement, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(iv)             (A) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Secured Party or as the Secured Party shall direct; (B) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (D) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (E) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (F) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Secured Party may deem appropriate; and (G)  generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Secured Party were the absolute owner thereof for all purposes, and do, at the Secured Party’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Secured Party deems necessary to protect, preserve or realize upon the Collateral and the Secured Party’s Security Interests therein and to effect the intent of this Amended Collateral Agreement, all as fully and effectively as such Grantor might do.

(b)               If any Grantor fails to perform or comply with any of its agreements contained herein, the Secured Party, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement in accordance with the provisions of Section 6.1(a).

(c)                The costs and expenses (including, without limitation, reasonable attorneys’ fees) incurred by the Secured Party in connection with actions taken pursuant to the terms of this Amended Collateral Agreement shall be deemed to be Advances under the Loan Agreement and shall, together with interest thereon at the rate(s) in effect from time to time pursuant to the Revolving Credit Note, from the date of payment by the Secured Party to the date reimbursed by the Grantors, be payable by the Grantors to the Secured Party on demand.

(d)               Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof in accordance with Section 6.1(a). All powers, authorizations and agencies contained in this Amended Collateral Agreement are coupled with an interest and are irrevocable until this Amended Collateral Agreement is terminated and the Security Interests created hereby are released.

Section 6.2.

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Duty of Secured Party. The Secured Party’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as the Secured Party deals with similar property for its own account. Neither the Secured Party nor any of its officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Secured Party hereunder are solely to protect the Secured Party’s interests in the Collateral and shall not impose any duty upon the Secured Party to exercise any such powers. The Secured Party shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

Article VII
MISCELLANEOUS

Section 7.1.          Amendments in Writing. None of the terms or provisions of this Amended Collateral Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 9.04 of the Loan Agreement.

Section 7.2.          Notices. All notices, requests and demands to or upon the Secured Party or any Grantor hereunder shall be effected in the manner provided for in Section 9.06 of the Loan Agreement.

Section 7.3.          No Waiver by Course of Conduct, Cumulative Remedies. The Secured Party shall not by any act (except by a written instrument pursuant to Section 7.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising on the part of the Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

Section 7.4.          Enforcement Expenses, Indemnification.

(a)                Each Grantor agrees to pay or reimburse the Secured Party on demand for all of its reasonable costs and expenses incurred in connection with enforcing or preserving any rights under this Amended Collateral Agreement and the other Loan Documents (including, without limitation, in connection with any workout, restructuring, bankruptcy or other similar

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proceeding), including, without limitation, the reasonable fees and disbursements of counsel to the Secured Party.

(b)               Each Grantor agrees to pay, and to save the Secured Party harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Amended Collateral Agreement (but not including franchise taxes or taxes based on net income of the Secured Party).

(c)                Each Grantor agrees to pay, and to save the Secured Party harmless from any and all liabilities, obligations, losses, damages, penalties, costs and expenses in connection with actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Amended Collateral Agreement to the extent any Grantor would be required to do so pursuant to Section 9.02 of the Loan Agreement.

(d)               The agreements in this Section 7.4 shall survive repayment of the Obligations and the termination of this Amended Collateral Agreement and/or any other Loan Documents.

Section 7.5.          Waiver of Jury Trial; Preservation of Remedies.

(a)                EACH GRANTOR HEREBY IRREVOCABLY WAIVES ITS RIGHTS TO A JURY TRIAL WITH RESPECT TO ANY ACTION, CLAIM OR OTHER PROCEEDING ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AMENDED COLLATERAL AGREEMENT, ANY RIGHTS OR OBLIGATIONS HEREUNDER, OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS.

(b)               The parties hereto preserve, without diminution, certain remedies that such Persons may employ or exercise freely, either alone, in conjunction with or during a dispute. Each such Person shall have and hereby reserves the right to proceed in any court of proper jurisdiction or by self-help to exercise or prosecute the following remedies, as applicable: (i) all rights to foreclose against any real or personal property or other security by exercising a power of sale granted in the Loan Documents or under Applicable Law or by judicial foreclosure and sale, including a proceeding to confirm the sale, (ii) all rights of self-help including peaceful occupation of property and collection of rents, set-off, and peaceful possession of property, (iii) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and in filing an involuntary bankruptcy proceeding, and (iv) when applicable, a judgment by confession of judgment. Preservation of these remedies does not limit the power of an arbitrator to grant similar remedies that may be requested by a party in a dispute.

Section 7.6.          Successors and Assigns. This Amended Collateral Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of each Grantor (and shall bind all Persons who become bound as a Grantor to this Amended Collateral Agreement), the Secured Party and their successors and permitted assigns; provided, that no Grantor may assign, transfer or delegate any of its rights or obligations under this Amended Collateral Agreement without the prior written consent of all holders of Obligations.

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Section 7.7.          Set-Off. Each Grantor hereby irrevocably authorizes the Secured Party at any time and from time to time, without notice to such Grantor, any such notice being expressly waived by each Grantor, to set off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Secured Party (or any agent of the Secured Party) to or for the credit or the account of such Grantor, or any part thereof in such amounts as the Secured Party may elect, against and on account of the obligations and liabilities of such Grantor to the Secured Party hereunder and claims of every nature and description of the Secured Party against such Grantor, in any currency, whether arising hereunder, under the Loan Agreement, any other Loan Document or otherwise, as the Secured Party may elect, whether or not the Secured Party has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The Secured Party shall notify such Grantor promptly of any such set-off and the application made by the Secured Party of the proceeds thereof; provided, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Secured Party under this Section 7.7 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Secured Party may have.

Section 7.8.          Counterparts. This Amended Collateral Agreement may be executed by one or more of the parties to this Amended Collateral Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

Section 7.9.          Severability. Any provision of this Amended Collateral Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 7.10.      Section Headings. The Section headings used in this Amended Collateral Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

Section 7.11.      Integration. This Amended Collateral Agreement and the other agreements, instruments and documents referred to herein represent the agreement of the Grantors and the Secured Party with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Secured Party relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other agreements, instruments and documents referred to herein.

Section 7.12.      Governing Law. This Amended Collateral Agreement shall be governed by, construed, interpreted and enforced in accordance with, the laws of the State of New York, without giving effect to principles of conflicts of laws; provided, however, that to the extent that the laws of any other jurisdiction govern the perfection of the Security Interests in any Collateral located in such jurisdiction or owned by a Grantor located in such jurisdiction, then the laws of that jurisdiction shall govern as respects such perfection, and the Grantors shall comply therewith to the same extent as herein provided with respect to the UCC and other New York law.

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Section 7.13.      Consent to Jurisdiction. Each Grantor hereby irrevocably consents to the exclusive personal jurisdiction of all state and federal courts located in New York, New York, in any action, claim or other proceeding arising out of any dispute in connection with this Amended Collateral Agreement, the Loan Agreement, the Note and the other Loan Documents, any rights or obligations hereunder or thereunder, or the performance of such rights and obligations. Each Grantor hereby irrevocably consents to the service of a summons and complaint and other process in any action, claim or proceeding brought by the Secured Party in connection with this Amended Collateral Agreement, the Loan Agreement, the Note or the other Loan Documents, any rights or obligations hereunder or thereunder, or the performance of such rights and obligations, on behalf of itself or its property, by registered or certified mail, return receipt requested, in the manner specified in Section 9.06 of the Loan Agreement. Nothing in this Section 7.13 shall affect the right of the Secured Party to serve legal process in any other manner permitted by Applicable Law or affect the right of the Secured Party to bring any action or proceeding against any Grantor or its properties in the courts of any other jurisdiction in which any Grantor maintains an office or in which any Collateral is located.

Section 7.14.      Acknowledgements.

(a)                Each Grantor hereby acknowledges that (i) it has been advised by counsel in the negotiation, execution and delivery of this Amended Collateral Agreement, (ii) the Secured Party has no fiduciary relationship with or duty to any Grantor arising out of or in connection with the Loan Agreement, this Amended Collateral Agreement or any of the other Loan Documents, and the relationship between the Grantors (on the one hand) and the Secured Party (on the other hand) in connection herewith or therewith is solely that of debtor and creditor, and (iii) no joint venture is created hereby or otherwise exists by virtue of the transactions contemplated hereby.

Section 7.15.      Additional Grantors. Each Subsidiary of the Borrower that is required to become a party to this Amended Collateral Agreement pursuant to Section 5.11 of the Loan Agreement shall become a Grantor for all purposes of this Amended Collateral Agreement upon execution and delivery by such Subsidiary of a joinder agreement (with a Perfection Certificate and/or other appropriate disclosure schedules respecting such Additional Grantor) in form and substance satisfactory to the Secured Party.

Section 7.16.      Releases.

(a)                At such time as the Obligations shall have been indefeasibly paid in full and the Revolving Credit Commitment has been terminated, the Collateral shall be released from the Liens created hereby, and this Amended Collateral Agreement and all obligations (other than those expressly stated to survive such termination) of the Secured Party and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. At the request and sole expense of any Grantor following any such termination, the Secured Party shall deliver to such Grantor any Collateral held by the Secured Party hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

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(b)               If any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Loan Agreement, then the Secured Party, at the request and sole expense of such Grantor, shall execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral.

(c)                Each Grantor, to the fullest extent permitted under Applicable Law, hereby releases Secured Party and each of its affiliates from any claim of whatsoever nature that such Grantor has or may have against Secured Party or any of its affiliates from the beginning of the world up and until the date hereof.

The parties hereto acknowledge and agree that the terms and provisions of this Agreement and the other Loan Documents are subject and subordinate, as applicable, to the terms and provisions of that certain intercreditor and subordination Agreement, dated as of March __, 2013, by and among Hanover Holdings I, LLC, the Grantors, and Renewable Power Resources, LLC.

[Signature Page to Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amended Collateral Agreement to be executed by their duly authorized officers, all as of the day and year first written above.

XZERES CORP.

By: /s/ Frank Greco

Name: Frank Greco
Title: Chief Executive Officer

XZERES Energy Services Corp.

By: /s/ Frank Greco

Name: Frank Greco

Title: Chief Executive Officer

XZERES Wind Europe Limited.

By: /s/ Frank Greco
Name: Frank Greco

Title: Chief Executive Officer

Hanover Holdings I, LLC

By: ____________________

Name: Joshua Sason

Title: Chief Executive Officer

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